Report of Ernst & Young LLP, Independent Auditors

To the Trustees of VLC Trust and Shareholders of
Ocean State Tax Exempt Fund

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Ocean State Tax Exempt Fund (the "Fund") (a portfolio of the VLC Trust), as of October 31, 2000, and the related statement of operations for the year then ended, the statements of changes in net assets for the two years in the period then ended, and financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Ocean State Tax Exempt Fund, at
October 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


Boston, Massachusetts
November 24, 2000